EXHIBIT 10.30

                         ALPHANET SOLUTIONS, INC.




                 LEASE TERMINATION AND SURRENDER AGREEMENT


         AGREEMENT, dated as of this 6th day of October 1999 between 460 WEST 34TH STREET ASSOCIATES, having an office c/o Kaufman Management Company, 450 Seventh Avenue, New York, New York (hereinafter called "Landlord"), and ALPHANET SOLUTIONS, INC., a New Jersey corporation, having an office at 460 West 34th Street, New York, New York (hereinafter called "Tenant").

                           W I T N E S S E T H:

         WHEREAS:

         Landlord and Tenant's predecessor-in-interest THE LANDE GROUP, INC., executed that certain lease dated as of December 23, 1996 (the "Lease") covering the entire nineteenth (19th) floor in the building (the "Premises") known as 460 West 34th Street, New York, New York (the "Building") for a term to expire on April 30, 2008 (the "Expiration Date");

         Tenant and Robert A. M. Stern Architects ("Subtenant") entered into that certain sublease dated as of November 20, 1998 (the "Sublease"), wherein approximately 9,400 square feet on the nineteenth (19th) floor of the Building (the "Sublet Premises") was sublet to Subtenant;

         Landlord and Tenant are now the present landlord and tenant under the Lease and desire for Tenant to surrender possession of the balance of the Premises to Landlord (the "Remaining Premises"), (i.e. the Premises without the Sublet Space), to have Tenant assign its interest in the Sublease to Landlord, and to enter into certain other agreements incidental thereto upon the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         FIRST: On or prior to November 1, 1999 (the "Surrender Date"), Tenant shall surrender the Remaining Premises to Landlord in accordance with the Lease provisions pertinent to the surrender of the entire Premises including, without limitation, Article 22 entitled "End of Term". In furtherance thereof and provided Tenant timely surrenders possession of the Remaining Premises on or prior to the Surrender Date and otherwise performs its obligation pursuant to Article FOURTH hereof, then the Lease shall be terminated as of the Surrender Date with the same force and effect as if said date were the Expiration Date.

         SECOND: Notwithstanding anything contained to the contrary in the Lease, all fixtures, equipment, improvements and appurtenances attached to or built into the Remaining Premises as of the date hereof (including, without limitation, all "built-ins", carpeting, paneling, partitions, lighting fixtures, special cabinet work, doors, drapes, wall treatments, decorations, shelving and kitchen equipment) shall be and remain a part of the Remaining Premises, shall be deemed the property of Landlord and shall not be removed by Tenant.

         THIRD: Effective as of the Surrender Date, Tenant hereby assigns transfers, sets over and conveys all its right, title and interest as Sublandlord under the Sublease to Landlord. Accordingly, from after the Surrender Date, Landlord hereby assumes all of the obligations of Tenant under the Sublease and agrees to indemnify and save Tenant harmless from and against any and all claims by Subtenant arising under the Sublease but accruing from and after the Surrender Date.

         FOURTH: In consideration of Tenant's agreement to surrender the Remaining Premises to Landlord and to assign its interest in the Sublease and additional rent, and provided Tenant duly performs all of the terms, covenants and conditions of the Lease and this Agreement through the Surrender Date, including, without limitation, payment of all fixed rent and additional rent due under the Lease through the Surrender Date, then, Landlord shall (a) on or prior to the Surrender Date, pay to Tenant the sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 ($125,000.00) and (b) promptly after the Surrender Date, return to Tenant the security deposit in the sum of FORTY THREE THOUSAND THREE HUNDRED THIRTY THREE AND 33/100 ($43,333.33) DOLLARS, together with any accrued interest thereon.

         FIFTH: Subject to the provisions hereof, Landlord and Tenant do hereby release each other from any and all obligations under the Lease accruing from and after the Surrender Date.

         SIXTH: This Agreement shall take effect as of the date hereof. As amended hereby the Lease is hereby ratified and confirmed in all respects.

         SEVENTH: Tenant represents and warrants that no broker was responsible for bringing about this Agreement.

         EIGHTH: This Agreement may not be changed, modified or cancelled orally and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                LANDLORD:
                                460  WEST  34TH  STREET ASSOCIATES


                                By: /s/ Edward J. Hart
                                   ---------------------------------------------
                                        EDWARD J. HART



                                TENANT:
                                ALPHANET SOLUTIONS, INC.


                                By: /s/ Jack P. Adler
                                   ---------------------------------------------
                                        JACK P. ADLER
                                        Senior Vice President